Exhibit 99.1

Contact: Topher Malarkey (206) 373-9047

Onvia Announces New Board Members

Onvia.com, Inc. (Nasdaq: ONVI), Seattle, WA – April 1, 2004 – Seattle-based Onvia, a leading notification service for government agencies and business suppliers, announced that it has appointed two new members to its Board of Directors. The appointments, which are effective March 31, 2004, fill directorships left open by the resignations of Nancy Schoendorf and Kenneth Fox. The new directors are:

•	James L. Brill has served as Vice President of Finance and Chief Financial Officer of Diagnostic Products Corporation (NYSE: DP), a medical diagnostics manufacturer, since July 1999. From August 1998 to June 1999, Mr. Brill served as Chief Financial Officer of Jafra Cosmetics International, a cosmetics manufacturer, and Vice President of Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998. Mr. Brill holds a Bachelor of Science from the United States Naval Academy and a Masters of Business Administration from UCLA.

•	Roger L. Feldman is a principal of West Creek Capital, an investment firm he co-founded in 1992. Prior to forming West Creek Capital, Mr. Feldman was an investment banker and an attorney. Mr. Feldman holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor degree from Columbia Law School.

“Nancy and Ken represented the original venture capital investors in Onvia,” said Mike Pickett, Onvia’s Chief Executive Officer and Chairman of the Board. “We benefited a great deal from their guidance over the past 5 years. Our new Board members bring years of experience and expertise in the fields of finance and capital development. I appreciate their commitment to Onvia and I look forward to working with them to help Onvia continue to grow and gain shareholder equity.”

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Onvia Announces New Board Members

April 1, 2004

Onvia’s Board of Directors now consists of the following individuals:

•	Jeffrey Ballowe, a director of Verticalnet and a member of the advisory board of Internet Capital Group.

•	James Brill, Vice President of Finance and Chief Financial Officer of Diagnostic Products Corporation.

•	Roger Feldman, a principal of West Creek Capital, an investment firm.

•	Mike Pickett, Onvia’s Chief Executive Officer and Chairman of the Board.

•	Steven Smith, a venture investor and a director of Onvia since January 2000.

About Onvia

Onvia.com, Inc. (Nasdaq: ONVI) helps businesses secure government contracts and government agencies find suppliers online. Onvia assists businesses in identifying and responding to bid opportunities from more than 50,000 government purchasing offices in the federal, state, and local government marketplace. Onvia also manages the distribution and reporting of requests for proposals and quotes from more than 430 government agencies nationwide. The size and strength of Onvia’s network allows suppliers and agencies to find better matches quickly, saving time and money. For more information, contact Onvia.com, Inc.: 1260 Mercer Street, Seattle, WA 98109. Tel: 206/282-5170, fax: 206/373-8961, visit www.onvia.com, or email investorrelations@onvia.com.

Forward Looking Statements

This release contains, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and involve risks and uncertainties. Onvia’s actual results could differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s failure to successfully integrate new Board members; Board’s failure to grow and gain shareholder equity in the future; and failure of the newly-constituted Board to work cohesively.

For a detailed discussion of these and other cautionary statements, please refer to Onvia’s filings with the Securities and Exchange Commission (SEC) including Onvia’s Annual Report on Form 10-K for the year ended December 31, 2003 and Onvia’s Proxy Statement filed with the SEC on May 8, 2003.

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